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                                                                   EXHIBIT 10.22

                        Citadel Broadcasting Corporation
                       7201 W. Lake Mead Blvd., Suite 400
                               Las Vegas, NV 89128




                                                                   July 17, 2003


Mr. Farid Suleman
Greenwich, CT

Dear Farid:

This letter is intended to clarify the letter, dated February 15, 2002, describing the terms of your employment with Citadel Broadcasting Corporation. This letter confirms our mutual understanding that your annual bonus, described in the letter under the heading "Compensation", may be paid either in cash or in the form of warrants, at the option of Citadel's board of directors. This letter also confirms that, if the annual bonus is paid in the form of warrants, the exercise price and number of shares to which the warrants relate will be determined by Citadel's board of directors on the date of payment, so that the value of the warrants (as determined by the board of directors) is equal to the amount of the bonus awarded by the board of directors.

If the above comports with your understanding of our agreement, please sign below and return one copy to me and retain one copy for your records.

Very truly yours,

CITADEL BROADCASTING CORPORATION



By: /s/ Sandra J. Horbach
   -----------------------
Name:  Sandra J. Horbach
Title: Vice President and Assistant Secretary



/s/ Farid Suleman
-----------------------
Farid Suleman